Exhibit 99.5

LETTER TO BROKERS, DEALERS COMMERCIAL BANKS, TRUST COMPANIES

AND OTHER NOMINEES

Offer by

FORE ACQUISITION CORPORATION,

an indirect wholly-owned subsidiary of

COTT CORPORATION

to Exchange Each Outstanding Share of Common Stock of

PRIMO WATER CORPORATION

for

$5.04 in Cash and

0.6549 Cott Corporation Common Shares

or

$14.00 in Cash

or

1.0229 Cott Corporation Common Shares

(subject in each case to the election procedures and, in the case of an all-cash election or an all-stock election, to the proration procedures described in the prospectus/offer to exchange and the letter of election and transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12.00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON TUESDAY, FEBRUARY 25, 2020, UNLESS THE OFFER IS EXTENDED, TERMINATED OR VARIED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

[DATE]

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been engaged by an indirect wholly-owned subsidiary of Cott Corporation (“Cott”), which is offering, upon the terms and subject to the conditions set forth in the enclosed prospectus/offer to exchange and related letter of election and transmittal (together, the “offer”), to exchange for each issued and outstanding share of common stock of Primo Water Corporation, at the election of the holder:

•	the mixed consideration ($5.04 in cash and 0.6549 Cott Corporation Common Shares); or

•	the cash consideration ($14.00 in cash); or

•	the stock consideration (1.0229 Cott Corporation Common Shares),

without interest and less any applicable taxes required to be deducted or withheld in respect thereof, and subject in each case to the election and proration procedures described in the prospectus/offer to exchange and the related letter of election and transmittal.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12.01 A.M. EASTERN TIME ON FEBRUARY 26, 2020, UNLESS EXTENDED.

There is no procedure for guaranteed delivery in the offer and, therefore, tenders must be received by the Expiration Time.

For your information and for forwarding to your clients for whose accounts you hold shares of Primo Common Stock registered in your name or in the name of your nominee, we are enclosing the following documents:

1. The prospectus/offer to exchange;

2. The related letter of election and transmittal for your use in accepting the offer and tendering shares of Primo Common Stock and for the information of your clients; and

3. A printed form of letter which may be sent to your clients for whose accounts you hold shares of Primo Common Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the offer.

Cott Corporation will not pay any commissions or fees to any broker, dealer or other person, other than to us, as the information agent, Computershare Investor Services Inc., as the exchange agent, and other persons described in the section of the prospectus/offer to exchange titled “EXCHANGE OFFER PROCEDURES – Fees and Commissions,” for soliciting tenders of share of common stock of Primo pursuant to the offer. Upon request, Cott will reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

Any inquiries you may have with respect to the offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the information agent at the addresses and telephone numbers set forth on the back cover of the prospectus/offer to exchange.

Very truly yours,

MacKenzie Partners, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF PARENT, OFFEROR, MACKENZIE PARTNERS, INC. AS THE INFORMATION AGENT OR THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.